Exhibit (a)(8)

THE PRUDENTIAL SERIES FUND, INC.

FOURTH ARTICLES OF AMENDMENT

TO

SECOND ARTICLES OF RESTATEMENT

THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has forty-one (41) classes of capital stock (each, a “Series”), each of which is further divided into two classes (each, a “Class”).

SECOND: The following Series and Classes, none of which has any shares of capital stock authorized, issued, or outstanding, are hereby abolished:

SERIES	CLASS
SP Small Cap Value Portfolio Capital Stock	Class I & Class II
SP Mid Cap Value Portfolio Capital Stock	Class I & Class II
SP Large Cap Growth Portfolio Capital Stock	Class I & Class II
SP International Value Portfolio Capital Stock	Class I & Class II
SP Fundamental Value Portfolio Capital Stock	Class I & Class II

THIRD: The foregoing amendment was approved by a majority of the entire board of directors, and no stock entitled to be voted on this matter was outstanding or subscribed for at the time of such approval.

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IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of February 27, 2004.

THE PRUDENTIAL SERIES FUND, INC.

BY:	/s/ David R. Odenath, Jr.

David R. Odenath, Jr. Chairman

Attest:

/s/ Jonathan D. Shain

Jonathan D. Shain Secretary

THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Fourth Articles of Amendment to the Second Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Fourth Articles of Amendment to the Second Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ David R. Odenath, Jr.

David R. Odenath, Jr. Chairman

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